                                                                     EXHIBIT 4.8


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION OF THESE SECURITIES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                                WARRANT AGREEMENT

                    TO PURCHASE SHARES OF THE COMMON STOCK OF

                                ASK JEEVES, INC.

                DATED AS OF JUNE 15, 1999 (THE "EFFECTIVE DATE")



         WHEREAS, Ask Jeeves, Inc. a Delaware corporation (the "Company") has entered into a Master Lease Agreement dated as of June 15, 1999, Equipment Schedule No. VL-1 and VL-2 dated as of June 15, 1999, and related Summary Equipment Schedules (collectively, the "Leases") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

         WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Leases, the right to purchase shares of its Common Stock subject to the terms of this Warrant;

         NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1.       GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

         For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase from the Company that number of fully paid and assessable shares of the Company's Common Stock ("Common Stock") equal to One Hundred Fifty Seven Thousand Five Hundred Dollars ($157,500) divided by the Exercise Price. For purposes of this Agreement the Exercise Price shall mean the price per share of the Company's Common Stock pursuant to its initial public offering ("IPO"), to occur on or before August 31, 1999. The number and purchase price of these shares are subject to adjustment for stock splits, combinations, and the like as set forth in this Agreement.

2.       TERM OF THE WARRANT AGREEMENT.

         Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Common Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of (i) ten
(10) years or (ii) five (5) years from the effective date of the Company's initial public offering, whichever is earlier.

3.       EXERCISE OF THE PURCHASE RIGHTS.

         The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder (subject to applicable securities laws), in whole at any time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a copy of this Warrant and a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than forty-five (45) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise").

         The Exercise Price may be paid at the Warrantholder's election either
(i) by cash or check, or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:


                        X = Y(A-B)
                            ------
                               A

         Where:  X =  the number of shares of Common Stock to be issued to the
                      Warrantholder.

                 Y = the number of shares of Common Stock requested to be exercised under this Warrant Agreement.

                 A =  the fair market value of one (1) share of Common Stock.

                 B =  the Exercise Price.

         For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

                  (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the initial "Price to Public" specified in the final prospectus with respect to the offering;

                  (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

                           (a) if traded on a securities exchange, the fair
                  market value shall be deemed to be the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined; or

                           (b) if actively traded over-the-counter, the fair
                  market value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the day the current fair market value of the securities is being determined;

                  (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Common Stock shall be the price per share as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock on a common equivalent basis pursuant to such merger or acquisition.

4.       RESERVATION OF SHARES.

Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

5.       NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.       NO RIGHTS AS SHAREHOLDER.

This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant resulting in a purchase of shares.

7.       WARRANTHOLDER REGISTRY.

         The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.       ADJUSTMENT RIGHTS.

         The purchase price per share and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

         (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon change in control, the number of shares of Common Stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable to the greatest extent possible.

         (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

         (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

         (d) Notice of Adjustments. If: (i) the Company has (i) any Merger Events; (ii) an initial public offering; or (iii) any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) in the case of any such Merger Event, dissolution, liquidation or winding up, prior written notice at the same time it provides such notice to its other warrantholders of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (B) in the case of a public offering, the Company shall give the Warrantholder written notice at the same time it provides such notice to its warrantholders prior to the effective date thereof.

         Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         (a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Common Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws and covenants in this Agreement. The issuance of certificates for shares of Common Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of

Common Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

         (b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant Agreement is not inconsistent with the Company's Charter or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and this Warrant Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

         (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

         (d) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

         (e) Compliance with Rule 144. After the Company's initial public offering the Company will comply with Rule 144 promulgated by the Securities and Exchange Commission.

10.      REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

         This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

         (a) Investment Purpose. The right to acquire Common Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10. Warrantholder consents to the placement of the following restrictive legends, or substantially similar legends on each certificate to be issued to Warrantholder by Company in connection with the issuance of the Preferred Stock:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME, NOT TO EXCEED ONE HUNDRED EIGHTY (180) DAYS FROM THE EFFECTIVE DATE OF THE CORPORATION'S FIRST UNDERWRITTEN PUBLIC OFFERING.

         (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Common Stock unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

         (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the "1934 Act"), or file reports pursuant to
Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant Agreement, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

         (f) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

11.      LOCK-UP.

         In connection with the first underwritten registration of Company's securities, Warrantholder agrees, upon the request of Company and the underwriters managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock (other than those included in the registration) without the prior written consent of Company and such underwriters for a period of time not to exceed one hundred eighty (180) days from the effective date of the registration. The Company and underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Company and underwriter. The Company may also impose stop-transfer instructions with respect to the shares subject to these restrictions until the end of the one hundred eighty (180) days period.

12.      MISCELLANEOUS.

         (a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

         (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

         (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California.

         (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, Attention: Venture Lease Administration, cc: Legal Department, Attention.: General Counsel, (and/or, if by facsimile, (847) 518-5465 and (847)518-5088) and (ii) to the Company at 918 Parker Street, Berkeley, CA 94710, Attention: General Counsel (and/or if by facsimile, (510) 704-0266) or at such other address as any such party may subsequently designate by written notice to the other party.

         (f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

         (g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

         (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

         (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

         (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

         (k) Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (e) of Section 9 above. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.



                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

                                         COMPANY:  ASK JEEVES, INC.


                                         By: /s/ M. Bruce Nakao
                                            ----------------------------

                                         Title: Chief Financial Officer
                                               -------------------------


                                         WARRANTHOLDER: COMDISCO, INC.


                                         By: /s/ James Labe
                                             ---------------------------

                                         Title: President of Comdisco
                                                Ventures Division
                                               -------------------------

                                    EXHIBIT I

                               NOTICE OF EXERCISE



TO:      ________________________

(1) The undersigned Warrantholder hereby elects to purchase __________ shares of the Common Stock of _______________, pursuant to the terms of the Warrant Agreement dated the ________ day of ______________, 19__ (the "Warrant Agreement") between _______________ and the Warrantholder, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Common Stock of ____________________________________, the undersigned hereby confirms and acknowledges the investment representations and warranties made in
         Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.


_________________________________
(Name)


_________________________________
(Address)


WARRANTHOLDER: COMDISCO, INC.


By:______________________________


Title:___________________________


Date:____________________________

                                   EXHIBIT II

                           ACKNOWLEDGMENT OF EXERCISE



         The undersigned _______________, hereby acknowledge receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase ___________ shares of the Common Stock of _______________, pursuant to the terms of the Warrant Agreement.



                                             COMPANY:


                                             By:__________________________


                                             Title:_______________________


                                             Date:________________________

                                   EXHIBIT III

                                 TRANSFER NOTICE

(TO TRANSFER OR ASSIGN THE FOREGOING WARRANT AGREEMENT EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION. DO NOT USE THIS FORM TO PURCHASE SHARES.)

         FOR VALUE RECEIVED , the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to


__________________________________________________
(Please Print)


whose address is__________________________________

__________________________________________________



                   Dated:_________________________


                   Holder's Signature:____________


                   Holder's Address:______________


                   _______________________________


Signature Guaranteed:______________________________


NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.



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